Exhibit 99.1

CIT Announces Pricing of $325 Million of Preferred Stock

Wednesday, May 31, 2017 04:30 PM

NEW YORK, May 31, 2017 /PRNewswire/ -- CIT Group Inc. (NYSE: CIT) (the “Company”) today announced the pricing of its public offering of 325,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) at a public offering price of $1,000 per share. Dividends on the Series A Preferred Stock will accrue and be payable at a fixed rate per annum equal to 5.80% from the original issue date to, but excluding, June 15, 2022 semi-annually in arrears, and thereafter at a floating rate per annum equal to the three-month LIBOR on the related dividend determination date plus a spread of 3.972% per annum quarterly in arrears beginning on September 15, 2022. CIT expects the offering to settle on June 7, 2017, subject to customary closing conditions. CIT plans to use the net proceeds for general corporate purposes, including returning capital to its shareholders.

Morgan Stanley & Co. LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as Joint Book-Running Managers for the offering.

A shelf registration statement on Form S-3 (File No. 333-201417) relating to the offering was filed previously with the U.S. Securities and Exchange Commission (“SEC”) and is effective. Before considering an investment, investors should read the prospectus in that registration statement, the preliminary prospectus supplement dated May 30, 2017 and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available without charge by visiting EDGAR on the SEC’s website located at www.sec.gov. A final prospectus supplement will be filed with the SEC and will be available on the SEC’s website once filed. Alternatively, a copy of the prospectus may be requested by contacting Morgan Stanley & Co. LLC at (866) 718-1659, Barclays Capital Inc. at (888) 603-5847 or Credit Suisse Securities (USA) LLC at (800) 221-1037.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or base prospectus.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. We describe risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC and in our other filings with the SEC. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with $63 billion in assets as of March 31, 2017. Its principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender), has more than $30 billion of deposits and more than $40 billion of assets. CIT provides financing, leasing, and advisory services principally to middle-market companies and small businesses across a wide variety of industries. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. For more information visit cit.com.

Contacts

CIT MEDIA RELATIONS:

Gina Proia

(212) 771-6008

Gina.Proia@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

(973) 740-5058

Barbara.Callahan@cit.com

SOURCE CIT Group Inc.

http://cit.mediaroom.com/2017-05-31-CIT-Announces-Pricing-of-325-Million-of-Preferred-Stock